Exhibit 1.1

Franklin BSP Realty Trust, Inc.

$200,000,000 Common Stock (par value $0.01 per share)

SALES AGREEMENT

April 14, 2023

Barclays Capital Inc.
745 Seventh Avenue

New York, NY 10019

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

JonesTrading Institutional Services LLC

211 E 43rd St, Suite 1500

New York, NY 10017

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10017

Raymond James & Associates, Inc.

880 Carillon Parkway, Tower 3

St. Petersburg, FL 33716

Ladies and Gentlemen:

Franklin BSP Realty Trust, Inc., a Maryland corporation (the “Company”), proposes to sell from time to time through Barclays Capital Inc., B. Riley Securities, Inc., JMP Securities LLC, JonesTrading Institutional Services LLC, J.P. Morgan Securities LLC and Raymond James & Associates, Inc., as sales agents (the “Agents”), shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $200,000,000 (the “Stock”) on the terms set forth in Section 3 of this agreement (this “Agreement”):

1.      Representations, Warranties and Agreements of the Company and the Operating Partnership.

Each of the Company and Benefit Street Partners Realty Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), represents, warrants and agrees that:

(a)            A shelf registration on Form S-3 (File No. 333-261039) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Agents. As used in this Agreement:

(i)            “Applicable Time” means, with respect to any shares of Stock, each time of sale of such shares pursuant to this Agreement;

(ii)           “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;

(iii)          “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;

(iv)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Stock;

(v)           “Pricing Disclosure Package” means, as of each Applicable Time, the Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before such Applicable Time, taken together (collectively, and, with respect to any shares of Stock, together with the public offering price of such shares), other than a road show that is an Issuer Free Writing Prospectus, but is not required to be filed under Rule 433 under the Securities Act;

(vi)           “Prospectus” means the Base Prospectus, as amended and supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)           “Prospectus Supplement” means the prospectus supplement specifically relating to the Stock prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with Section 6(a) hereof; and

(viii)          “Registration Statement” means, collectively, the various parts of such registration statement, each as amended, as of the Effective Date for such part, including any Prospectus and all exhibits to such registration statement, including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date. Any reference to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Prospectus, as the case may be.

Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus, and before the date of such amendment or supplement and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)            Since the time of the initial filing of the Registration Statement the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock. The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 3).

(c)            The Registration Statement conformed and will conform in all material respects on each Effective Date and on each Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Prospectus conformed and will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on each Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)            The Registration Statement did not, as of any Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 7(e).

(e)            The Prospectus did not and will not, as of its date or as of any Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 7(e).

(f)            The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 7(e).

(g)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of Agents, except as set forth on Schedule I hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(h)            Each of the Company, the Operating Partnership and each of their subsidiaries has been duly organized, is validly existing and in good standing as a corporation, limited partnership or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. None of the subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(i)            The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise, exchange or conversion of convertible or exchangeable securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus), and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and the Pricing Disclosure Package and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock, including limited partnership interests in the Operating Partnership, are outstanding. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)            The shares of the Stock to be issued and sold by the Company through the Agents hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Prospectus and the Pricing Disclosure Package, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(k)            Each of the Company and the Operating Partnership has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership.

(l)            The issuance and sale of the Stock by the Company, the execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus and the Pricing Disclosure Package will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject; (ii) result in any violation of the provisions of the charter, by-laws, limited liability company agreement, certificate of limited partnership, limited partnership agreement (or similar organizational documents) of the Company, the Operating Partnership or any of their subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(m)            No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company and the Operating Partnership is required for the issue and sale of the Stock by the Company, the execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus and the Pricing Disclosure Package, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws and/or the bylaws and rules of Financial Industry Regulatory Authority, Inc. (the “FINRA”) or the New York Stock Exchange in connection with the purchase and sale of the Stock through the Agents.

(n)            The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Prospectus and the Pricing Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the most recent Preliminary Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained or incorporated by reference in the most recent Preliminary Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(o)            Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Prospectus and the Pricing Disclosure Package or is incorporated by reference therein and who have delivered the initial letter referred to in Section 6(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(p)            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls.

(q)            (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(r)            Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the Audit Committee, (i) the Company has not been advised of or become aware of (A) any material weaknesses in its internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(s)            There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(t)            Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, neither the Company, the Operating Partnership nor any of their subsidiaries has (i) sustained any loss or interference in its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, except for dividends or distributions declared, paid or made consistent with past practice that have been publicly disclosed by the Company, and since such date, there has not been any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)            No downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(v)            The Company and each of its subsidiaries have good and marketable title (in fee simple or leasehold) to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Prospectus and the Pricing Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(w)            The Company and each of its subsidiaries have, and are operating in compliance with, such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Prospectus and the Pricing Disclosure Package, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(x)            The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, inventions, domain names, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(y)            Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(z)            There are no contracts or other documents that would be required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Prospectus and the Pricing Disclosure Package insofar as they purport to constitute summaries of the terms of the contracts and other documents that are described and filed as required, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(aa)         The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and each of its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(bb)         No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Prospectus and the Pricing Disclosure Package which is not so described.

(cc)         No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(dd)        Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws, limited liability company agreement, certificate of limited partnership, limited partnership agreement (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or its own privacy policies or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)         Except as described in the Prospectus and the Pricing Disclosure Package and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (ii) neither the Company nor any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (iii) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(ff)          The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company or any of its subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)        (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to meet the minimum funding standard set forth in Sections 412 of the Code and 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (C) no Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (D) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any member of its Controlled Group from the PBGC or the Plan administrator of the notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (E) no conditions contained in Section 303(k)(1)(A) of ERISA for the imposition of a lien shall have been met with respect to any Plan, (F) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (G) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hh)        The statistical and market-related data included in the Prospectus and the Pricing Disclosure Package and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus and the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable in all material respects.

(ii)           Neither the Company nor the Operating Partnership is, and as of each Applicable Time and applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus and the Pricing Disclosure Package, neither of them will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(jj)          The statements set forth in the Prospectus and the Pricing Disclosure Package under the captions “Description of Capital Stock,” “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” “Supplemental U.S. Federal Income Tax Considerations,” and “Plan of Distribution,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(kk)         There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(ll)           Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(mm)       The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(nn)        Neither the Company, the Operating Partnership nor any of their affiliates has taken, directly or indirectly, any action designed to constitute, or that has constituted, or that could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(oo)        The Stock has been approved for listing, subject to official notice of issuance, on, The New York Stock Exchange.

(pp)        The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Prospectus, any Issuer Free Writing Prospectus to which the Agents have consented in accordance with Section 1(g) or 4(a)(v) and any Issuer Free Writing Prospectus set forth on Schedule I hereto.

(qq)        Neither the Company nor any of its subsidiaries, any of the Company’s affiliates, any director, officer, nor, to the knowledge of the Company, after due inquiry, agent, employee or other person associated with or acting on behalf of the Company or any of their subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation (collectively and together with the FCPA and the Bribery Act 2010, the “Anti-Corruption Laws”). The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the Anti-Corruption Laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(rr)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ss)         Neither the Company nor any of their subsidiaries, any of the Company’s affiliates, any director, officer, nor, to the knowledge of the Company, after due inquiry, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, the so-called Donetsk People’s Republic, Iran, the so-called Luhansk People’s Republic, North Korea, Syria and Crimea) and any other covered region of Ukraine identified pursuant to Executive Order 14065 (collectively, the “Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person, or in any country or territory, that at the time of such financing or facilitation and currently is the subject or target of Sanctions (collectively, the “Sanctioned Persons”) or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.  Neither the Company nor any of its subsidiaries has not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was a Sanctioned Person or Sanctioned Country.

(tt)          The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(uu)        Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and the Company and its subsidiaries have taken all technical and organizational measures necessary to protect information technology and Personal Data (as defined below) used in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including “personal data” as defined by the EU General Data Protection Regulations (EU 2016 679) and any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect, and there have been no breaches, violations, outages or unauthorized uses of or accesses to any IT System or Personal Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(vv)        The Company and each of its subsidiaries are, and at all prior times were, in compliance with all applicable data privacy and security laws, statutes, judgements, orders, rules and regulations of any court or arbitrator or any other governmental or regulatory authority and all applicable laws regarding the collection, use, transfer, export, storage, protection, disposal or disclosure by the Company and its subsidiaries of Personal Data collected from or provided by third parties (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to (i) ensure compliance with its privacy policies, all third-party obligations and industry standards regarding Personal Data ; and (ii) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Policies”). At all times since inception, the Company has provided notice of its privacy policy on its websites, which provides accurate and sufficient notice of Company's then-current privacy practices relating to its subject matter and such privacy policies do not contain any material omissions of the Company’s then-current privacy practices. None of such disclosures made or contained in the privacy policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies. Neither the Company nor any subsidiary: has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Privacy Laws or Policies. To the Company’s knowledge, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with Privacy Laws or Policies.

(ww)       No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package, the Prospectus or any “road show” (as defined in Rule 433 under the Securities Act) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)         The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code, for its taxable year ended December 31, 2013. Commencing with its taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current organization and proposed method of operation as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

(yy)        Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is a party to any agreement or otherwise bound by any agreement or instrument that prohibits, directly or indirectly, such subsidiary from paying any dividends or from making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests or other ownership interests, or from repaying any loans or advances from, or loaning or otherwise making funds available to, the Company or any other subsidiary of the Company.

(zz)         The Advisory Agreement, dated as of January 19, 2018, between the Company and Benefit Street Partners L.L.C., a Delaware limited liability company and the Company’s advisor (the “Advisor”), as amended (the “Advisory Agreement”), has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(aaa)      The Company is not a “legal entity customer” for the purposes of 31 CFR § 1010.230(e).

Any certificate signed by any officer of the Company and delivered to the Agents in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agents.

2.       Representations, Warranties and Agreements of the Advisor. The Advisor represents, warrants and agrees that:

(a)            The information specifically relating to the Advisor included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is true and correct in all material respects.

(b)            The Advisor is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; and the Advisor is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(c)            This Agreement has been duly authorized, executed and delivered by the Advisor.

(d)            The Advisor is not in violation of its limited liability company agreement or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Agreements or Instruments to which it is bound or by which it may be bound, or which any of its property or assets is subject, except for such defaults that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus and compliance by the Advisor with its obligations hereunder have been duly authorized by all necessary limited liability company action and (a) do not and will not, whether with or without notice or passage of time or both, conflict with or constitute a default in the due performance of observance of any term, covenant, condition or other obligation, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor pursuant to any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Advisor is a party or by which it is bound or to which any of its properties or assets is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package), (b) do not and will not result in any violation of the provisions of the limited liability company agreement or other organizational documents of the Advisor, and (c) do not or will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Advisor or any of its assets, properties or operations (except in the case of this clause (c), to the extent any such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)            No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Advisor of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws of the rules of FINRA or as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected to have, singly or in the aggregate, an Advisor Material Adverse Effect.

(f)            The Advisor possesses the Permits necessary for the Advisor to perform its duties set forth in the Advisory Agreement, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Advisor is in compliance with the terms and conditions of all such Permits, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of such Permits are valid and in full force and effect, except when the invalidity of such Permits or the failure of such Permits to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Advisor has not received any notice of proceedings relating to the revocation or modification of any such Permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(g)            The Advisory Agreement has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Advisor, enforceable against the Advisor in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(h)            Except as specifically disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened, against or affecting the Advisor which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Advisor of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Advisor is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(i)            The Advisor has not been notified that any of its current executive officers plans to terminate his or her employment with the Advisor. Neither the Advisor or any executive officer of the Advisor’s mortgage origination or investment team is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor as described in the Advisory Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)            The Advisor operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Advisory Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(k)            The Advisor is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing the duties set forth in the Advisory Agreement and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)            Neither the Advisor nor its director, officer, nor, to the knowledge of the Advisor, after due inquiry, agent, employee or other person associated with or acting on behalf of the Advisor, has in the course of its actions for, or on behalf of, the Advisor: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the FCPA) or domestic government official; or (iii) violated or is in violation of any provision of the Anti-Corruption Laws. The Advisor has conducted its businesses in compliance with the Anti-Corruption Laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(m)          The operations of the Advisor are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Advisor with respect to the Money Laundering Laws is pending or, to the knowledge of the Advisor, threatened.

(n)           Neither the Advisor nor any partner, officer or employer, nor, to the knowledge of the Advisor, any agent, or affiliate or other person associated with or acting on behalf of the Advisor is currently the subject or the target of any Sanctions, nor is the Advisor located, organized or resident in a Sanctioned Country. Since its inception, the Advisor has not knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(o)           The Advisor has not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(p)           Except as would not, individually or in the aggregate, reasonably be expected to result in an Advisor Material Adverse Effect, and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Advisor, (i) there has been no security breach or other security compromise of or relating to the Advisor’s IT Systems; and (ii) the Advisor is presently in compliance with all applicable Privacy Laws and Policies relating to Personal Data.

Any certificate signed by any officer of the Advisor and delivered to the Agents in connection with the offering of the Stock shall be deemed a representation and warranty by the Advisor, as to matters covered thereby, to each Agent.

3.       Sale and Delivery of Stock.

(a)            Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agents, as sales agents, and each of the Agents agrees to use its commercially reasonable efforts to sell as sales agents for the Company, the Stock.

(b)            The Stock is to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agents on any trading day (other than a day on which The New York Stock Exchange (the “Exchange”) is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) that the Company has instructed the Agents to make such sales. On any Trading Day, the Company shall sell shares of Stock through only one of the Agents, and in no event through more than one of the Agents. On any Trading Day, the Company may instruct the Agent (a “Transaction Instruction”) by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by the Agent) as to the maximum number of shares of Stock to be sold by the Agent on such day or specified period of days (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per share of Stock at which such Stock may be sold. Subject to the terms and conditions hereof, the Agents shall use its reasonable efforts to sell all of the shares of Stock so designated by the Company in the Transaction Instruction.

(c)            Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agents shall not be obligated to use their commercially reasonable efforts to sell, any shares of Stock (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of shares of Stock authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing. In addition, the Company or the Agents may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by the Agents, suspend the offering of the Stock for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Stock sold hereunder prior to the giving of such notice. During any such suspension period, the Company’s obligations to provide certificates, legal opinions and comfort letters, and assist with diligence meetings and calls pursuant to Section 4 hereunder shall also be suspended, unless otherwise agreed between the Company and the Agents.

(d)            Under no circumstances shall the aggregate offering price or number, as the case may be, of shares of Stock sold pursuant to this Agreement exceed the aggregate offering price or number, as the case may be, of shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement, or (iii) authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing. In addition, under no circumstances shall any shares of Stock be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.

(e)            If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Stock, it shall promptly notify the other party and sales of Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)            The gross sales price of any Stock sold under this Agreement shall be the market price for shares of the Company’s Common Stock sold by the Agents under this Agreement on the Exchange at the time of such sale. The compensation payable to the Agents for sales of Stock shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Stock pursuant to this Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Stock (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(g)            The Agents shall provide written confirmation to the Company following the close of trading on the Exchange each day on which Stock is sold under this Agreement setting forth the number of shares of Stock sold on such day, the gross sales prices of the Stock, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such sales.

(h)            Settlement for sales of Stock will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agents (each such day, a “Delivery Date”). On each Delivery Date, the Stock sold through the Agents for settlement on such date shall be delivered by the Company to the Agents against payment of the Net Proceeds from the sale of such Stock. Settlement for all Stock shall be effected by book-entry delivery of shares of Stock to the Agents’ account at The Depository Trust Company against payment by the Agents of the Net Proceeds from the sale of such Stock in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Stock on any Delivery Date, the Company shall (i) indemnify and hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) pay the Agents any commission to which it would otherwise be entitled absent such default. If any Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Delivery Date for Stock delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(i)            Except as may be mutually agreed upon by the Company and the Agents in writing, sales pursuant to this Agreement may not be requested by the Company and need not be made by the Agents (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information, or (iii) except as provided in Section 3(j) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(j)            If the Company wishes to offer, sell or deliver Stock at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the applicable Agent through whom sales are effected (with a copy to counsel to such Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the applicable Agent, (ii) provide the applicable Agent with the officers’ certificates, opinions and letters of counsel and accountants’ letter and called for by Sections 4(a)(xii), 4(a)(xiii) and 4(a)(xiv) hereof, respectively, (iii) afford the applicable Agent the opportunity to conduct a due diligence review in accordance with Section 4(a)(xi) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 3(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificates, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof, or impose on the applicable Agent any obligation to make sales pursuant to this Agreement, and (B) this Section 3(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(i), which shall have independent application.

(k)            For the avoidance of doubt, nothing in this Agreement shall be deemed to prohibit the Agents from purchasing any Stock that is issued and sold by the Company through the Agents in accordance with the terms and conditions of this Agreement.

4.      Further Agreements of the Company, the Advisor and the Agents.

(a)           The Company agrees:

(i)                          To make no further amendment or any supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, except as provided herein; to advise the Agents of the time when any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Agents with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement; to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)                         During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the Securities Act or the Exchange Act, to notify the Agents and, to file such document and to prepare and furnish without charge to the Agents and to any dealer in securities as many copies as the Agents may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance.

(iii)                        To deliver promptly to the Agents and to counsel for the Agents a signed copy of each amendment to the Registration Statement filed with the Commission, including all consents and exhibits filed therewith. To deliver promptly to the Agents such number of the following documents as the Agents shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in the Prospectus.

(iv)                       To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(v)                        Prior to filing with the Commission any amendment to the Prospectus Supplement or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Agents and counsel for the Agents and obtain the consent of the Agents to the filing.

(vi)                       Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of Agents.

(vii)                       To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act, to notify the Agents and, upon its request, to file such document and to prepare and furnish without charge to the Agents as many copies as the Agents may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)                      To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the date hereof, an earnings statement (in form complying with the provisions of Section 11(a) under the Securities Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the Effective Date with respect to each sale of Stock.

(ix)                        Promptly from time to time to take such action as the Agents may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Stock; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)                         At each Applicable Time, each Delivery Date, each Registration Statement Amendment Date (as defined below) and each date on which the Company shall file an Annual Report on form 10-K or Quarterly Report on form 10-Q, including any date on which an amendment to any such document is filed (each such date, a “Company Periodic Report Date”), the Company, the Operating Partnership and the Advisor shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

(xi)                        The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(xii)                       Upon commencement of the offering of Stock (which includes a recommencement of the offering of Stock following the termination of a suspension of sales) under this Agreement and promptly after each (A) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Stock, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act), or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock) (each such date, a “Registration Statement Amendment Date”), and (B) Company Periodic Report Date, each of the Company and the Advisor will furnish or cause to be furnished forthwith to the Agents a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(h) and Section 6(i) of this Agreement which were last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(h) and Section 6(i), but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xiii)                     Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) Registration Statement Amendment Date, and (B) Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agents and to counsel to the Agents the written opinion and letter of each counsel to the Company, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents and their counsel, of the same tenor as the opinions and letters referred to in Section 6(d) and Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xiv)                     Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) Registration Statement Amendment Date, and (B) Company Periodic Report Date, the Company will cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agents, to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and their counsel, of the same tenor as the letter referred to in Section 6(g) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xv)                       The Company consents to the Agents trading in the Company’s Common Stock for the Agents’ own account and for the account of their clients at the same time as sales of Stock occur pursuant to this Agreement.

(xvi)                      If to the knowledge of the Company, all filings required by Rule 424 and Rule 433 under the Securities Act in connection with this offering shall not have been made or the representation in Section 1(a) shall not be true and correct on the applicable Delivery Date, the Company will offer to any person who has agreed to purchase Stock from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Stock.

(xvii)                     The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of Stock sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Stock pursuant to this Agreement during the relevant quarter.

(xviii)                    During the pendency of the period between the time of a Transaction Instruction and the earlier of the time such Transaction Instruction is withdrawn, completed or rejected the Company will not, without (A) giving the Agents at least five business days’ prior written notice, specifying the nature of the proposed sale and the date of such proposed sale, and (B) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, pledge or disposition, as the case may be, directly or indirectly, (x) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other Company compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans, or Common Stock issued pursuant to the Company’s dividend reinvestment and direct stock purchase plan), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (y) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (z) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Agents. The foregoing sentence shall not apply to the Stock to be offered and sold through the Agents pursuant to this Agreement.

(xix)                       To apply the Net Proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus and the Pricing Disclosure Package under the caption “Use of Proceeds.”

(xx)                       Neither the Company, the Operating Partnership nor any of their affiliates will take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xxi)                      The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Agents’ obligations hereunder.

(xxii)                      Each of the Company and the Advisor will deliver to Agents, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers or applicable exemption certificate (the “FinCEN Certification”), together with copies of identifying documentation, of the Company and the Company undertakes to provide such additional supporting documentation as Agents may reasonably request in connection with the verification of the FinCEN Certification.

(xxiii)                     The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for the year ending December 31, 2023 and thereafter until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(b)            Each of the Agents agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Agent in connection with the offering or sale of the Stock without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 4(b), shall not be deemed to include information prepared by or on behalf of such Agent on the basis of or derived from issuer information.

5.       Expenses. (a)  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (v) any required review by the FINRA of the terms of sale of the Stock (including reasonable fees and expenses of counsel to the Agents); (vi) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (vii) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 4(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Agents); (viii) the preparation, printing and distribution of one or more versions of the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Agents); (ix) the investor presentations on any “road show”, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (x) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants; and (xi) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 5(b) and Section 7, the Agents shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Agents.

(b)            If shares of Stock with an aggregate offering price of $10,000,000 of Stock have not been offered and sold under this Agreement within 18 months of the date of this Agreement (or such earlier date on which the Company terminates this Agreement in accordance with the provisions of Section 8 hereof), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agents, incurred by it in connection with this Agreement and the transactions contemplated hereby, subject to a maximum reimbursement of $150,000.

6.      Conditions of Agents’ Obligations. The obligations of the Agent hereunder are subject to the accuracy, when made and on the date of this Agreement, each Registration Statement Amendment Date, each Company Periodic Report Date, each Applicable Time and each Delivery Date, of the representations and warranties of the Company, the Operating Partnership and the Advisor contained herein, to the performance by the Company, the Operating Partnership and the Advisor of their obligations hereunder, and to each of the following additional terms and conditions:

(a)            The Prospectus Supplement shall have been timely filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof and the Company shall have complied with all other requirements applicable to the Prospectus or any supplement thereto under Rule 424(b) (without giving effect to Rule 424(b)(8). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)            The Agent shall not have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Hunton Andrews Kurth LLP, counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)            All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)            Hogan Lovells US LLP shall have furnished to the Agents its written opinion, as counsel to the Company, addressed to the Agents and delivered and dated on each date specified in Section 4(a)(xiii) hereof, in form and substance reasonably satisfactory to the Agents.

(e)            Hogan Lovells US LLP shall have furnished to the Agents its written tax opinion, as tax counsel to the Company, addressed to the Agents and delivered and dated on each date specified in Section 4(a)(xiii) hereof, in form and substance reasonably satisfactory to the Agents.

(f)            The Agents shall have received from Hunton Andrews Kurth LLP, counsel for the Agents, such opinion and negative assurance letter, and delivered and dated on each date specified in Section 4(a)(xiii) hereof, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)            At the dates specified in Section 4(a)(xiv) hereof, the Agents shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Agents, addressed to the Agents and dated the date of delivery thereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of the date of delivery thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus and the Pricing Disclosure Package, as of a date not more than three days prior to the date of delivery thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings.

(h)            (i) Upon commencement of the offering of Stock under this Agreement, the Company shall have furnished to the Agents a certificate of an officer in a form satisfactory to the Agents stating the minimum price for the sale of such Stock pursuant to this Agreement and the maximum number of shares of Stock that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum share number or amount, a new certificate with respect thereto, and (ii) on each date specified in Section 4(a)(xii), the Company shall have furnished to the Agents a certificate, dated such date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Agents may reasonably request, including, without limitation, a statement:

(A)            That the representations, warranties and agreements of the Company and the Operating Partnership in Section 1 are true and correct on and as of the applicable date specified in Section 4(a)(xii), and each of the Company and the Operating Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such applicable date;

(B)            That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(C)            That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) (x) the Registration Statement, as of each Effective Date, (y) the Prospectus, as of its date and on the applicable date specified in Section 4(a)(xii), and (z) the Pricing Disclosure Package, as of each Applicable Time and as of the applicable date specified in Section 4(a)(xii), did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (2) no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(D)            To the effect of Section 6(j) (provided that no representation with respect to the judgment of the Agents need be made).

(i)            On the date of this Agreement and each date specified in Section 4(a)(xii), the Advisor shall have furnished to the Agents a certificate of the Advisor, signed by the President of the Advisor to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Stock, and this Agreement and that, to the best knowledge of such officer, the representations and warranties of the Advisor in this Agreement are true and correct on and as of the applicable date specified in Section 4(a)(xii) with the same effect as if made on such applicable date.

(j)            (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or sale of the Stock on the terms and in the manner contemplated in the Prospectus.

(k)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on the New York Stock Exchange, or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Agents, impracticable or inadvisable to proceed with the offering or sale of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)            The Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(m)            On or prior to each Delivery Date, the Company shall have furnished to the Agents such further certificates and documents as the Agents may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agents.

7.       Indemnification and Contribution.

(a)            The Company and the Operating Partnership hereby jointly and severally agree to indemnify and hold harmless the Agents, its affiliates, directors, officers and employees and each person, if any, who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Agents or that affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Agents, (D) any materials or information provided to investors by, or with the approval of, the Company or the Operating Partnership in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Agents and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Agents or that affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company or the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Agents furnished to the Company by the Agents specifically for inclusion therein, which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Agents or to any affiliate, director, officer, employee or controlling person of the Agents.

(b)            Each Agent shall severally and not jointly indemnify and hold harmless the Company, the Operating Partnership, and their respective directors, officers and employees, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company the Operating Partnership or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Agents furnished to the Company by the Agents specifically for inclusion therein, which information as of the date of this Agreement is limited to the information set forth in Section 7(e). The foregoing indemnity agreement is in addition to any liability that the Agents may otherwise have to the Company, the Operating Partnership, or any such director, officer, employee or controlling person.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 7 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)            If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agents on the other hand, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total Net Proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total commissions received by the Agents under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership, on the one hand, or the Agents on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Agents shall not be required to contribute any amount in excess of the total underwriting discounts and commissions received by it with respect to the offering of Stock under the Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            The Agents, severally and not jointly, confirm and the Company acknowledges and agrees that the statements regarding the list of Agents and their respective participation in the sale of the Stock on the cover page, and, under the heading “Plan of Distribution”: (i) the list of Agents and their respective participation in the sale of the Stock and (ii) the last sentence of the first paragraph in the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Agents specifically for inclusion in the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

8.       Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through the Agents for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination and the provisions of Sections 1, 2, 5, 7, 8, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each of the Agents shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 2, Section 5, Section 7, and Section 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect until the earlier of (i) such time as Stock having an aggregate offering price of $200,000,000 shall have been issued and sold hereunder, or (ii) November 12, 2024, unless terminated pursuant to Section 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 2, Section 5, Section 7, and Section 8 of this Agreement shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Stock, such sale shall settle in accordance with the provisions of Section 3(h) hereof.

9.       Research Analyst Independence. The Company acknowledges that the Agents’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of the Agents’ investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Agents with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Agents’ investment banking divisions. The Company acknowledges that each of the Agents is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

10.     No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agents: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Agents, on the other hand, exists; (b) the Agents is not acting as an advisor, expert or otherwise is are not providing a recommendation or investment advice, to the Company, including, without limitation, with respect to the determination of the terms of the offering of the Stock, and such relationship between the Company, on the one hand, and the Agents, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Agents may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) the Agents and their affiliates may have interests that differ from those of the Company; and (e) this Agreement does not constitute a solicitation of any action by the Agents. The Company hereby (x) waives any claims that the Company may have against the Agents with respect to any breach of fiduciary duty in connection with this offering and (y) agrees that none of the activities of the Agents in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Agents with respect to any entity or natural person. The Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

11.     Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)            if to the Agents, shall be delivered or sent by mail, email or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel; to B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: General Counsel (Email: atmdesk@brileyfin.com); to JMP Securities LLC, 450 Park Avenue, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Equity Securities (Fax: (415) 835-8985); to JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 200, Daniel Island, SC 29492, Attention: Burke Cook (Email: burke@jonestrading.com); to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Sanjeet Dewal (Fax: (212) 622-8783; Email: sanjeet.s.dewal@jpmorgan.com); and to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Sean Wolf & David Paris (Email: sean.wolf@raymondjames.com; david.paris@raymondjames.com; with a copy to ATMs@RaymondJames.com).

(b)            if to the Company and the Advisor, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Micah Goodman, General Counsel (Fax: (646) 924-3620)); and

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by Barclays Capital Inc.

12.     Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company, the Operating Partnership, the Advisor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company, the Operating Partnership and the Advisor contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Agents and each person or persons, if any, who control any Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Agents contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.     Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company, the Operating Partnership, the Advisor and the Agents contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

14.     Definition of the Terms “Business Day, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

15.     Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

16.     Waiver of Jury Trial. The Company, the Operating Partnership, the Advisor and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.     Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.     Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19.     Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “ “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement between the Company, the Operating Partnership, the Advisor and the Agents, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

FRANKLIN BSP REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name: Jerome S. Baglien
Title: Chief Financial Officer, Chief Operating Officer and Treasurer

BENEFIT STREET PARTNERS REALTY OPERATING PARTNERSHIP, L.P.

By: Franklin BSP Realty Trust, Inc., its general partner

By:	/s/ Jerome S. Baglien
Name: Jerome S. Baglien
Title: Chief Financial Officer, Chief Operating Officer and Treasurer

BENEFIT STREET PARTNERS L.L.C.

By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

Accepted:

Barclays Capital Inc.

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

B. Riley Securities, Inc.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

JMP Securities LLC

By:	/s/ Tosh Chandra
Name: Tosh Chandra
Title: Managing Director

JonesTrading Institutional Services LLC

By:	/s/ Trent McNair
Name: Trent McNair
Title: CFO

J.P. Morgan Securities LLC

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

Raymond James & Associates, Inc.

By:	/s/ Jozsi Popper
Name: Jozsi Popper
Title: Managing Director

SCHEDULE I

ISSUER FREE WRITING PROSPECTUS

None.